UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 27, 2014, Jennifer Scott Fonstad, a member of the board of directors (the “Board”) of NanoString Technologies, Inc. (the “Company”), provided notice to the Board that she would not stand for reelection to the Board at the Company’s 2014 annual meeting of stockholders.

Following the 2014 annual meeting of stockholders, the membership on the three standing committees of the Board is expected to be as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Greg Norden (chairman)	Nicholas Galakatos, Ph.D. (chairman)	Chad Waite (chairman)
Bradford Crutchfield	Tina S. Nova, Ph.D.	Nicholas Galakatos, Ph.D.
William D. Young	Chad Waite	William D. Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

Date: June 2, 2014